CONSENT OF INDEPENDENT AUDITORS



The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:


We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included in the registration statement (No. 33-76002) on Form N-4 and to the references to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                    /s/ KPMG Peat Marwick LLP



Hartford, Connecticut
August 14, 1997